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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-187846, 333-211447), Registration Statement on Form S-3 (No. 333-210670) and Post-Effective Amendment No. 4 on Form S-3 to the Registration Statement on Form S-4 (No. 333-186210) of Hemisphere Media Group, Inc. of our reports dated March 12, 2019 relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Hemisphere Media Group, Inc. for the year ended December 31, 2018.

/s/ RSM US LLP

Miami, Florida
March 12, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm